Exhibit 23.3

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of ViacomCBS Inc. on Form S-8 of our report dated June 26, 2019, with respect to our audits of the financial statements of Viacom 401(k) Plan as of December 31, 2018 and 2017 and for the years ended December 31, 2018 appearing in the Annual Report on Form 11-K of Viacom 401(k) Plan for the year ended December 31, 2018.

/s/ Marcum LLP

Marcum LLP

Melville, NY

December 5, 2019